EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Earthstone Energy, Inc. and Oak Valley Resources, LLC Announce Strategic Combination

DENVER, CO and HOUSTON, TX, May 15, 2014 – Earthstone Energy, Inc. (NYSE MKT: ESTE) (“Earthstone” or the “Company”) and privately-held Oak Valley Resources, LLC (“Oak Valley”) jointly announced today that they have entered into a definitive exchange agreement (the “Agreement”) under which Earthstone will acquire all of the subsidiaries of Oak Valley, inclusive of producing assets, undeveloped acreage, and approximately $138 million of cash, in exchange for approximately 9.1 million shares of common stock of Earthstone (the “Transaction”). The specified amount of cash represents existing cash on hand plus $107 million of capital commitments available to Oak Valley from its members in accordance with the terms of its limited liability company agreement. Upon completion of the Transaction, there will be approximately 10.9 million shares of Earthstone common stock outstanding with current Earthstone stockholders owning 16% of the combined company and Oak Valley owning the remaining 84%.

At the closing of the Transaction, which is subject to the approval of Earthstone stockholders, Oak Valley’s management team, including President and CEO Frank A. Lodzinski, will assume the same roles in the combined company. Mr. Lodzinski will also be a director of the combined company. Ray Singleton, the Company’s current President and CEO, will continue to serve in a senior executive position and as a director. All of the other board positions of the combined company will be filled by Oak Valley. Additionally, the combined company will relocate its headquarters to Houston, Texas, while maintaining an office in Denver, Colorado to focus on growth opportunities located in the Bakken and Rockies.

Headquartered in Houston, Texas, Oak Valley was founded in December 2012 and focuses on developing and producing oil and natural gas, with properties primarily located in the Eagle Ford trend of South Texas. Oak Valley’s assets include:

●	2,150 barrels of oil equivalent per day (“Boepd”) of production (quarter ended December 31, 2013);

●	11.4 million barrels of oil equivalent (“MMBoe”) of proved reserves (65% liquids and 32% proved developed) as estimated by Cawley, Gillespie & Associates, Inc. effective December 31, 2013; and

●	Total oil and gas leasehold acreage of over 67,000 net acres.

Earthstone is currently producing approximately 600 Boepd and had proved reserves of 3.2 MMBoe (82% liquids and 60% proved developed) as estimated by Earthstone effective December 31, 2013.

Management from both companies believe that the Transaction has significant benefits, including:

●
Proven Management Team: Strong management and technical team with demonstrated ability to generate and execute substantial drilling programs. Mr. Lodzinski and his senior management team have repeatedly executed successful growth strategies, creating significant value for shareholders.

●
Increased Scale: Assets are concentrated in the prolific Eagle Ford and Bakken shales, creating a combined company with significant exposure to oil-weighted reserves. As of December 31, 2013, the combined company had total proved reserves of approximately 14.6 MMBoe and total proved PV-10 of $186 million, and for the quarter ended December 31, 2013, total net daily production of 2,750 Boepd.

●
Well Capitalized for Growth: Well positioned to pursue drill-bit growth and acquisitions with approximately $140 million of pro forma cash, an estimated $38 million that would be available under a pro forma senior secured revolving credit facility, and strong sponsorship from EnCap Investments L.P., Wells Fargo Energy Capital, Inc., BlackGold Capital Management LP, Vlasic Group, and additional investors with significant industry expertise.

●
Clean Balance Sheet: The combined company will have a clean capital structure currently consisting of only common equity and senior secured bank debt, and the critical mass to efficiently raise capital to pursue accretive growth projects.

Ray Singleton, President and CEO of Earthstone said, "The combination will allow Earthstone’s stockholders to enjoy the benefits of a much larger company driven by a proven management team. Already on the road to success, Oak Valley is rapidly expanding its production and reserves. The combination enhances our access to capital, diversifies our asset base, strengthens our balance sheet and gives us scale. Our Bakken position gives the Oak Valley management team an opportunity to re-enter the Rockies with a Denver presence."

Frank A. Lodzinski, President and CEO of Oak Valley commented, "We believe the time is right for our team to re-enter the public arena and build another successful company. In a year and a half, we have established a production base, an Eagle Ford drilling program, and are now partnering with a fine company. We look forward to working with Earthstone to promptly complete this Transaction and advance our collective portfolio of projects. I strongly believe this Transaction provides our mutual owners with significant growth potential and is a path towards enhancing shareholder value."

Terms & Conditions

Earthstone will acquire three subsidiaries of Oak Valley with producing assets, undeveloped acreage, and approximately $138 million of cash, in exchange for approximately 9.1 million shares of common stock of Earthstone. The Transaction is expected to qualify as a tax free exchange under Section 351 of the Internal Revenue Code of 1986, as amended.

The board of directors of Earthstone and the board of managers of Oak Valley have unanimously approved the Agreement, which is subject to the approval of Earthstone stockholders, as well as other customary approvals, including an increase in the number of authorized shares of Earthstone common stock and authorization to list the newly issued shares on the NYSE MKT. The companies anticipate completing the Transaction in the third calendar quarter of 2014.

Concurrently with the execution of the Agreement, Ray Singleton, in his capacity as a stockholder of Earthstone, entered into a voting agreement with Oak Valley with respect to his shares of Earthstone common stock, which constitute approximately 26% of the total issued and outstanding shares of Earthstone common stock. Pursuant to the voting agreement, Mr. Singleton has agreed to vote his shares in favor of the Transaction, unless the Agreement is otherwise terminated in accordance with its terms.

SunTrust Robinson Humphrey, Inc. is acting as exclusive financial advisor to Earthstone in the Transaction. Legal counsel to Earthstone in the Transaction is Davis Graham & Stubbs LLP. Legal counsel to Oak Valley in the Transaction is Jones & Keller, P.C.

Investor Conference Call

A profile of the proposed Transaction has been posted to the web pages of Earthstone and Oak Valley (www.earthstoneenergy.com and www.oakvalleyllc.com). Earthstone and Oak Valley will host a joint conference call on May 21, 2014 to discuss the proposed Transaction at 11:00 a.m. EDT. Investors may participate in the conference call via telephone by dialing (877) 407-8035 for domestic callers or (201) 689-8035 for international callers, in both cases asking for the Earthstone / Oak Valley call a few minutes prior to the start time.

About Earthstone Energy, Inc.

Earthstone Energy, Inc. is a growth-oriented independent oil and gas exploration and production company with focus and growth primarily in the Williston Basin. Earthstone is traded on NYSE MKT under the symbol ESTE. Information on Earthstone can be found at its website: www.earthstoneenergy.com.

About Oak Valley Resources, LLC

Oak Valley Resources was capitalized on December 21, 2012 and is an independent oil and gas company engaged in the development and acquisition of oil and gas reserves through an active and diversified program that includes the acquisition, drilling and development of undeveloped leases, purchases of reserves and exploration activities, with the majority of its human and capital resources currently deployed towards its drilling program in Gonzales and Fayette Counties, Texas.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that are not strictly historical statements constitute forward-looking statements and may often, but not always, be identified by the use of such words such as "expects," "believes," "intends," "anticipates," "plans," "estimates," "potential," "possible," or "probable" or statements that certain actions, events or results "may," "will," "should," or "could" be taken, occur or be achieved. The forward-looking statements include statements about future operations, estimates of reserve and production volumes, expansion of production and reserves, future growth potential, the ability to raise future capital, and the anticipated timing for closing the proposed Transaction. Forward-looking statements are based on current expectations and assumptions and analyses made by Earthstone and Oak Valley in light of experience and perception of historical trends, current conditions and expected future developments, as well as other factors appropriate under the circumstances. However, whether actual results and developments will conform with expectations is subject to a number of risks and uncertainties, including but not limited to: the possibility that Earthstone may be unable to obtain stockholder approval or the companies may be unable to satisfy the other conditions to closing; that problems may arise in the integration of the businesses of the two companies; that the Transaction may involve unexpected costs; the risks of the oil and gas industry (for example, operational risks in exploring for, developing and producing crude oil and natural gas; risks and uncertainties involving geology of oil and gas deposits); the uncertainty of reserve estimates; the uncertainty of estimates and projections relating to future production, costs and expenses; potential delays or changes in plans with respect to exploration or development projects or capital expenditures; health, safety and environmental risks and risks related to weather; fluctuations in oil and gas prices; inability of management to execute its plans to meet its goals; shortages of drilling equipment, oil field personnel and services; unavailability of gathering systems, pipelines and processing facilities; and the possibility that government policies may change. Earthstone’s annual report on Form 10-K for the year ended March 31, 2013, recent current reports on Form 8-K, and other Securities and Exchange Commission (“SEC”) filings discuss some of the important risk factors identified that may affect its business, results of operations, and financial condition. Earthstone and Oak Valley undertake no obligation to revise or update publicly any forward-looking statements except as required by law.

Additional Information About the Proposed Transaction

In connection with the proposed Transaction, Earthstone will file with the SEC a proxy statement that will include important information about both Oak Valley and Earthstone. Earthstone also plans to file other relevant documents with the SEC regarding the proposed Transaction. INVESTORS AND SECURITY HOLDERS ARE URGED TO CAREFULLY READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT EARTHSTONE AND THE PROPOSED TRANSACTION. Investors and security holders may obtain these documents when available free of charge at the SEC’s website at www.sec.gov. In addition, the documents filed with the SEC by Earthstone can be obtained free of charge from Earthstone’s website at www.earthstoneenergy.com or by contacting the Company by mail at 633 Seventeenth Street, Suite 2320, Denver, Colorado 80202, or by telephone at (303) 296-3076.

Participants in Solicitation

Earthstone and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of Earthstone in respect of the proposed Transaction. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of Earthstone’s stockholders in connection with the proposed Transaction, including the interests of such persons in the proposed Transaction, will be set forth in Earthstone’s definitive proxy statement when it is filed with the SEC. You can find information regarding Earthstone’s directors and executive officers in Earthstone’s definitive proxy statement for its 2013 annual meeting of stockholders, filed with the SEC on July 26, 2013.

This release shall not constitute an offer to sell or the solicitation of any offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Contact:

Ray Singleton                                                       Neil Cohen
Earthstone Energy, Inc.                                      Oak Valley Resources, LLC
President & CEO                                                  VP, Finance
(303) 296-3076                                                       (281) 298-4246